Exhibit 10.1

AMENDMENT NO. 2

TO

OMNIBUS AGREEMENT

This AMENDMENT NO. 2 TO OMNIBUS AGREEMENT (this “Amendment”), dated as of November 30, 2015 is made and entered into among 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), 8point3 General Partner, LLC, a Delaware limited liability company (the “YieldCo General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, each a “Sponsor” and collectively, the “Sponsors”).  The above-named entities are sometimes referred to in this Amendment as a “Party” and collectively as the “Parties.

WITNESSETH

WHEREAS, the Parties entered into that certain Omnibus Agreement on June 24, 2015 and that certain Amendment No. 1 to Omnibus Agreement on August 11, 2015 (collectively, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement to reflect the Parties’ agreement as to certain matters set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.01   Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

Section 1.02   Amendments.

(a)    The first two sentences of Section 2.2(b) of the Agreement shall be replaced in their entirety with the following text:

“(b)    With respect to the Projects listed on Schedule I for which the Scheduled COD will occur after the Effective Date:

(i)    the Sponsor that, directly or indirectly, contributed one or more of such Projects to the Operating Company shall pay to the Operating Company an amount equal to the positive difference (if any) of the aggregate amount of Projected Distributed Cash for all such Projects contributed by such Sponsor during the period beginning on the Effective Date until each Project’s Scheduled

COD less the aggregate amount of Distributed Cash attributable to all such Projects during such period (such amount, “Pre-COD True-Up Damages”); and

(ii)    to the extent any Project listed on Schedule I fails to achieve Commercial Operation on or prior to such Project’s Scheduled COD, the Sponsor that contributed such Project to the Operating Company shall pay to the Operating Company an amount equal to the positive difference (if any) of the Projected Distributed Cash for such Project during the period beginning on such Project’s Scheduled COD until such Project’s COD less the amount of Distributed Cash attributable to such Project during such period (such amounts, “COD Delay Damages”).

Pre-COD True-Up Damages, if any, to be paid by either Sponsor shall be paid by such Sponsor no later than the 45th day after the latest Scheduled COD for all Projects contributed by such Sponsor.”

Section 1.03   Continuity.  Except as expressly modified hereby, the terms and provisions of the Agreement and all instruments, agreements or other documents executed and delivered in connection therewith shall continue in full force and effect. Whenever the “Agreement” is referenced in the Agreement or any of the instruments, agreements or other documents executed and delivered in connection therewith, such references shall be deemed to mean the Agreement as modified hereby.

Section 1.04   Parties in Interest.  This Amendment is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.  This Amendment is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Amendment.

Secion1.05   Severability.  Whenever possible each provision and term of this Amendment will be interpreted in a manner to be effective and valid.  If any term or provision of this Amendment or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  If any term or provision of this Amendment is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Amendment.  Upon determination that any other term or provision of this Amendment is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 1.06   Facsimile; Counterparts.  Any Party may deliver executed signature pages to this Amendment by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.   This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

Section 1.07   GOVERNING LAW.  THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first above written and delivered in their names by their respective duly authorized officers or representatives.

8point3 Energy Partners LP

By: 8point3 General Partner, LLC, its general partner

By:	/s/ Mandy Yang
Name: Mandy Yang
Title: Chief Accounting Officer

8point3 General Partner, LLC

By:	/s/ Mandy Yang
Name: Mandy Yang
Title: Chief Accounting Officer

8point3 Operating Company, LLC

By: 8point3 Energy Partners LP, its managing member

By: 8point3 General Partner, LLC, its general partner

By:	/s/ Mandy Yang
Name: Mandy Yang
Title: Chief Accounting Officer

[Signature Page to Amendment No. 2 to Omnibus Agreement]

8point3 Holding Company, LLC

By: First Solar 8point3 Holdings, LLC, its member

By:	/s/ Jason Dymbort
Name: Jason Dymbort
Title: Vice President and Secretary

By: SunPower YC Holdings, LLC, its member

By:	/s/ Natalie Jackson
Name: Natalie Jackson
Title: Vice President

First Solar, Inc.

By:	/s/ Alex Bradley
Name: Alex Bradley
Title: Vice President

SunPower Corporation

By:	/s/ Natalie Jackson
Name: Natalie Jackson
Title: Vice President

[Signature Page to Amendment No. 2 to Omnibus Agreement]